Exhibit 99

            The Middleton Doll Company Reports First Quarter Results


    HARTLAND, Wis.--(BUSINESS WIRE)--May 14, 2007--The Middleton Doll Company (OTCBB: DOLL) today reported results for the first quarter ended March 31, 2007.

    First Quarter Highlights

    -- The company reported a net loss of $847,675 or $0.23 per diluted share for the first quarter of 2007, compared to a net loss of $1,131,583 or $0.30 per diluted share for the first quarter of 2006.

    -- The consumer products segment reported a net loss of $743,997 for the first quarter of 2007, compared to a net loss of $1,003,923 for the first quarter of 2006.

    -- The financial services segment reported net income of $40,328 for the first quarter of 2007, compared to net income of $98,615 for the first quarter of 2006.

    Operations Review

    "In the first quarter of 2007, we continued to move forward with repositioning the company to increase shareholder value over the long term. Our strategies include turning around the decline in revenues in the consumer products segment by developing new products and marketing strategies, continuing to liquidate the financial services segment and reducing operating expenses," said Salvatore L. Bando, president and chief executive officer of The Middleton Doll Company.

    Bando said the consumer products segment introduced several new products in the first quarter and significantly reduced operating expenses. "Operating expenses decreased 16% in the first quarter, compared to the same quarter last year. Beginning this quarter, corporate operating expenses are now included in the consumer products segment instead of in the financial services segment. Excluding the additional corporate expenses, consumer products segment expenses decreased even more significantly," said Bando.

    "Last fall, we introduced our new 'PlayBabies' line. The consumer response to these new dolls has exceeded our expectations, and the momentum continued in the first quarter. This collection features a series of 13 lifelike, affordable play dolls that provides a playmate for each stage of a young girl's early development. In mid-May, we will expand the collection to 28 dolls, adding a variety of skin tones and additional boy and newborn dolls," said Ken Werner, president of consumer products for The Middleton Doll Company.

    "On April 9, we launched our exciting new line of dolls named 'Middleton NOW.' Everything related to this line is new - from the modern looks and trendy accessories of the dolls themselves, to the catalog, pricing and packaging," said Werner. "Our goal was to create collector-quality dolls, safety tested for ages three and up, that can be a special friend for today's young girls, with the contemporary looks and accessories they love. The NOW collection was launched with 15 dolls, and will be expanded with the introduction of new dolls each quarter. The NOW collection adds a fresh new look and a contemporary new product category to the Middleton Doll brand."

    Werner said the NOW line differs from the company's well-established Artist Studio Collection(TM) line in that the dolls are for both play and display and are produced as an open run, rather than in limited editions for collectors. Dolls in the NOW line are priced between $85 and $125, while Artist Studio Collection(TM) dolls range from $150 to $300.

    Werner said the company also launched a new line of furniture and accessories designed for all of the dolls in the Middleton Doll line. The color-coordinated furniture line includes cribs, beds, bedding, tables, chairs and wall decor. "The accessories enhance the play experience of our dolls, while providing additional revenue sources for the company," said Werner.

    "As part of the strategy to broaden the appeal of our dolls, we have added ten new artists who are experienced in designing and sculpting realistic dolls that reflect the lifestyles of today's young girls. We have also begun to transition our established Artist Studio Collection(TM) to these new artists. The first new Artist Studio Collection(TM) dolls by artists Pat Moulton and Michelle Fagan were launched in February 2007, with more to follow throughout the year. The response from collectors to the new dolls has been very positive," said Werner.

    "In the financial services segment, we have only one building remaining to be sold. This property, a specialized food manufacturing facility, is listed with a commercial realtor. The loan portfolio currently consists of four non-accruing loans and a loan loss reserve established during 2006," said Craig Bald, chief financial officer of The Middleton Doll Company.

    As previously stated, the proceeds from the sale of the financial services assets were used to pay-off all of the company's existing debt, fund the operations of the consumer products segment and to partially redeem outstanding shares of the company's preferred stock.

    The Middleton Doll Company currently operates in two segments, consumer products and financial services. The company's consumer products segment is comprised of Lee Middleton Original Dolls, Inc., a designer and marketer of lifelike collectible and play dolls, and License Products, Inc., which does business as FirsTime Manufactory, a designer and marketer of clocks and home decor products that are sold to major national retailers. The company's financial services segment is comprised primarily of the remaining assets of the lending and real estate leasing business of its former subsidiary, Bando McGlocklin Small Business Lending Corporation, now owned by Lee Middleton Original Dolls. Beginning on January 4, 2006, the financial services segment began selling substantially all of its loans, loan participations and leased real estate properties. The company does not intend to continue in the financial services segment after the remaining financial services segment's assets are sold.

    This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the company's management and on information currently available to management, are generally identifiable by the use of words such as "believe," "expect," "anticipate," "plan," "intend," "estimate," "may," "will," "would," "could," "should," or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the company undertakes no obligation to update any statement in light of new information or future events. A number of factors, many of which are beyond the ability of the company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include: the degree of success of the strategy to reduce expenses and to increase revenue in the consumer products segment; the declining demand for collectible dolls in the consumer products segment; our ability to provide the necessary cash to meet operating and working capital requirements beyond 2007; and the timing of sales and the selling prices of the remaining assets of the financial services segment.

    The Middleton Doll Company news releases are available on-line 24 hours a day at: http://www.middletondollcompany.com



                      The Middleton Doll Company
                             (OTCBB:DOLL)
                             (Unaudited)

                                               Three months ended
                                           ---------------------------
                                                    March 31,
                                           ---------------------------
                                               2007          2006
                                           ------------- -------------
STATEMENTS OF OPERATIONS BY SEGMENT
------------------------------------------
Consumer Products:
Net sales                                    $2,177,551    $2,579,050
Cost of sales                                 1,556,705     1,934,756
                                           ------------- -------------
  Gross profit                                  620,846       644,294
                                           ------------- -------------
Other expenses (income):
  Operating expenses                          1,424,471     1,689,702
  Other expense (income)                        (59,628)      (41,485)
                                           ------------- -------------
    Total other expenses                      1,364,843     1,648,217
                                           ------------- -------------
Net consumer products segment loss            $(743,997)  $(1,003,923)
                                           ============= =============

Financial Services:
Net rental/interest income:
  Interest on loans                              $1,013      $215,045
  Rental income                                  45,855       308,662
  Interest expense                                    -      (239,880)
  Loss on early extinguishment of
   indebtedness                                       -      (289,034)
                                           ------------- -------------
    Total net rental/interest income
     (loss)                                      46,868        (5,207)
                                           ------------- -------------
Other income:
  Other income                                    5,574         8,596
  Gain on sale of property                            -       459,374
                                           ------------- -------------
    Total other income                            5,574       467,970
                                           ------------- -------------
Other expenses:
  Depreciation expense on leased
   properties                                     9,820        57,458
  Other operating expenses                        2,294       306,690
  Income tax expense                                  -             -
                                           ------------- -------------
    Total other expenses                        $12,114      $364,148
                                           ------------- -------------

Net financial services segment income           $40,328       $98,615
                                           ============= =============

Total Company:
Net income (loss):
  Consumer Products                           $(743,997)  $(1,003,923)
  Financial Services                             40,328        98,615
  Preferred stock dividends                    (139,156)     (226,275)
  Preferred stock redemption expense             (4,850)            -
                                           ------------- -------------

    Net loss applicable to common
     shareholders                             $(847,675)  $(1,131,583)
                                           ============= =============

Basic loss per common share                      $(0.23)       $(0.30)
                                           ============= =============
Diluted loss per common share                    $(0.23)       $(0.30)
                                           ============= =============
Average shares outstanding - Basic and
 diluted                                      3,727,589     3,727,589
                                           ============= =============




    CONTACT: The Middleton Doll Company
             Craig Bald, (262) 369-8163